EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184408 on Form S-8 of our report dated August 18, 2020, relating to the consolidated financial statements of Amira Nature Foods Ltd and subsidiaries (the “Company”) for the years ended March 31, 2019 and 2018, appearing in this Annual Report on Form 20-F of the Company for the year ended March 31, 2019.

ASA & Associates LLP

New Delhi, India

August 18, 2020